Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

American Airlines Group Inc.:

We consent to the use of our reports dated February 22, 2017, with respect to the consolidated balance sheets of American Airlines Group Inc. as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income, cash flows, and stockholders’ equity (deficit) for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the 2016 Form 10-K of American Airlines Group Inc. dated February 22, 2017, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Dallas, Texas

February 22, 2017

Consent of Independent Registered Public Accounting Firm

The Board of Directors

American Airlines, Inc.:

We consent to the use of our reports dated February 22, 2017, with respect to the consolidated balance sheets of American Airlines, Inc. as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income, cash flows, and stockholder’s equity (deficit) for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the 2016 Form 10-K of American Airlines, Inc. dated February 22, 2017, incorporated herein by reference and to the references to our firm under the heading “Experts” in the prospectuses.

/s/ KPMG LLP

Dallas, Texas

February 22, 2017